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AMENDMENT #3 TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of the ____ day of March, 2016, is by and among Symetra Life Insurance Company (the "Company"), an Iowa life insurance company, DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENTS VIT FUNDS (individually, a "Fund"), each a Massachusetts business trust created under a Declaration of Trust, as amended, DWS INVESTMENTS DISTRIBUTORS, INC. (formerly DWS Scudder Distributors, Inc.) (the "Underwriter"), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the “Adviser”).

WHEREAS, the parties have entered into an Amended and Restated Participation Agreement dated May 1, 2008 (the “Agreement”); and
WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Agreement shall remain in full force and effect.
NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.Effective July 1, 2014, Symetra Life Insurance Company changed its state of domicile from Washington to Iowa and became an Iowa stock life insurance company.
2.Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

COMPANY:	SYMETRA LIFE INSURANCE COMPANY

By:
Name: Daniel R. Guilbert
Title: Executive Vice President

FUND:    DWS VARIABLE SERIES I

By:
Name: ______________________________
Title:

DWS VARIABLE SERIES II

By:
Name: ______________________________
Title:

DWS INVESTMENTS VIT FUNDS

By:
Name: ______________________________
Title:

UNDERWRITER:	DWS INVESTMENTS DISTRIBUTORS, INC.

By:
Name: ______________________________
Title:

By:

Name: ______________________________
Title:

ADVISER:	DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:
Name: ______________________________
Title:

By:
Name: ______________________________
Title:

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors
Symetra Separate Account C
Resource Variable Account B
Symetra Deferred Variable Annuity Account
Symetra Separate Account SL
Symetra Separate Account D (unregistered)
Symetra Separate Account VL (unregistered)

Contracts Funded by Separate Account

Spinnaker Variable Annuity             (Separate Account C)
Spinnaker Plus Variable Annuity         (Separate Account C)
Spinnaker Advisor Variable Annuity     (Separate Account C)
Spinnaker Choice Variable Annuity         (Separate Account C)
Symetra Focus Variable Annuity         (Separate Account C)
Mainsail Variable Annuity             (Separate Account C)
Resource B Variable Annuity         (Resource Variable Account B)
Symetra Deferred Variable Annuity        (Symetra Deferred Variable Annuity Account)
Premier Variable Universal Life         (Symetra Separate Account SL)
Symetra Complete Variable Life         (Symetra Separate Account SL)
Symetra Complete Advisor Variable Life    (Symetra Separate Account SL)
Symetra Group Variable Annuity         Symetra Separate Account D (unregistered)
Symetra Variable Corporate Owned Life Insurance (Symetra Separate Account VL)